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                                                                    EXHIBIT 10.1

                              LEASE TERMINATION AND
                          OPERATIONS TRANSFER AGREEMENT

         THIS LEASE TERMINATION AND OPERATIONS TRANSFER AGREEMENT (the "Agreement") is made and entered into as of the 31st day of March, 2002 by and between (i) DIVERSICARE ASSISTED LIVING SERVICES, INC., a Tennessee corporation ("Lessee"), and (ii) GUY S. PIERCE, an individual, and any person or entity to whom this Agreement is assigned in accordance with Section 17 hereof ("Assignee").

                                    RECITALS

         A. Pursuant to each Lease And Option to Purchase identified on Exhibit A attached hereto by and between Lessee and, as applicable, Pleasant Care Associates, L.P. and Eakes Investment Company, L.P., as Lessors (each a "Lease" and collectively, the "Leases"), Lessee is currently the lessee of the two (2) adult care home facilities identified on Exhibit A attached hereto (each a "Facility" and together the "Facilities"), located in the State of North Carolina and the State of Virginia as more particularly set forth in Exhibit A attached hereto.

         B. Lessee and Assignee wish to assign all of Lessee's right, title and interest in, and under, the Leases to Assignee, with possession and operation of the premises and property that are the subject of the Leases (the "Leased Property") being turned over to Assignee. In connection with such assignment, Assignee is willing to assume certain obligations with respect to each Facility, subject to the terms and conditions set forth in this Agreement.

         C. In order to facilitate an orderly transfer of the operations of each Facility from Lessee to Assignee, Lessee and Assignee desire to document certain terms and conditions relevant to the transfer of operational control and responsibility for each Facility.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties set forth herein, the parties hereto agree as follows:

                                    AGREEMENT

         1.       Termination; Surrender of Leased Property; Releases.

                  1.1 Transfer Date. If all of the conditions to the completion of the transactions contemplated herein are satisfied, the closing of the transactions contemplated herein (the "Transfer Date") shall occur and be effective as of 12:01 a.m. on the date that the applicable governmental agencies of the State of North Carolina and the State of Virginia having jurisdiction over each Facility has approved the transfer of operations of the Facilities to Assignee in accordance with applicable state laws relating to the change of ownership/transfer of license of each Facility.

                  1.2 Assignment of Lease. On the Transfer Date, Lessee will assign to Assignee all of its right, title and interest in, to and under each Lease and Assignee will assume all of the rights


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and obligations of the Lessee under each Lease pursuant to an Assignment and
Assumption of Lease in the form attached hereto as Exhibit B to be executed by Lessee and Assignee. On or before the Transfer Date, Assignee shall obtain the acknowledgment and consent, in writing, of each Lessor under each Lease, to the assignment of the Leases to Assignee and the release of Lessee from its duties and obligations under each Lease. A short form memorandum of each Lease having been previously recorded, on the Transfer Date the parties shall execute for each Lease a Notice of Assignment of Lease in form sufficient for recording in order to provide record notice of the assignment of each Lease by Lessee to Assignee.

                  1.3 Delivery of Leased Property; Transfer of Lessee's Personal Property. On the Transfer Date, Lessee will vacate and surrender to Assignee, and will deliver possession and control to Assignee, all of the Leased Property that is the subject of each Lease. On the Transfer Date, Lessee will also transfer, assign and deliver to Assignee all of Lessee's right, title and interest in and to, and the possession and control of, all equipment, motor vehicles, machinery, furniture, fixtures, trade fixtures, inventory of goods and supplies and all other tangible and intangible personal property owned or leased by Lessee and located at or used in connection with and necessary for the operation of each Facility ("Lessee's Personal Property"), including the right to the use of the name under which each Facility is doing business or has done business during Lessee's use and occupancy and the operations, policies and procedures manuals specific to each Facility, if any, as were in place at the Facility at the time the Facility was leased to Lessee by the owner thereof, but excluding (i) any leased property that is the subject of a Declined Contract (as defined in Paragraph 8), (ii) Lessee's wide area network and associated software provided on the Diversicare wide area network, (iii) Lessee's continuous quality improvement program, manuals and materials, management information systems, policy, procedure and educational manuals and materials, and similar proprietary property of Lessee, and (iv) any rights in or to the use of the name "Advocat" or "Diversicare", or any derivative thereof, and subject to the rights of any lessors of any of Lessee's Personal Property. On the Transfer Date, Lessee will make, execute and deliver a Bill of Sale and Assignment in the form attached hereto as Exhibit C sufficient to transfer Lessee's interest in Lessee's Personal Property to Assignee. The presence of the Lessee's Personal Property at each Facility on the Transfer Date shall constitute delivery thereof. Any items of Lessee's Personal Property containing the name or logo of "Diversicare" or "Advocat", or any derivative thereof, at any Facility as of the Transfer Date shall be replaced and either destroyed by Assignee or returned to Lessee. As of the Transfer Date, Assignee will discontinue the use of any stationary or other supplies at any Facility which contain reference to such names.

                  1.4 Transfer As To Both Facilities. It is understood and agreed that this Agreement is intended to and does provide for the assignment of the Lease and transfer of operations for both Facilities, irrespective of the fact that they are located in separate states requiring the approval of separate governmental agencies and are owned by different third party lessors, and that the closing of assignment of the Lease and transfer of operations of each Facility, and the obligation of the Lessee to consummate the transactions contemplated by this Agreement, is conditioned upon the closing of the assignment of the Lease and transfer of operations of the other Facility as provided for herein.



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         2.       As Is/Where Is.

         All of the Leased Property and Lessee's Personal Property will be transferred and delivered to Assignee by Lessee on the Transfer Date, and will be accepted by Assignee, "as is," "where is,", with no warranty of habitability, use or fitness for habitation with respect to any real estate and improvements and with no warranties, including the warranty of merchantability or fitness for a particular purpose, with respect to all of the other property, and all of which warranties (both express and implied) Lessee hereby disclaims. Assignee has, or will have on or before the Transfer Date, examined and inspected the Leased Property and Lessee's Personal Property and knows and is satisfied with, or will know and be satisfied with, its condition and Assignee are not now relying, and will not later rely, upon any representations or warranties made (or asserted to have been made) by Lessee, Advocat or anyone claiming to act by, through or under or on their behalf concerning the Leased Property and Lessee's Personal Property. Prior to the Transfer Date, Assignee shall have the right, upon reasonable advance notice and during normal business hours, to enter the Facilities for the purpose of inspecting the Real and Personal Property and determining Lessee's compliance with the terms of this Agreement, subject to any security, health, safety or privacy requirements or rights of the residents and employees of each Facility. Lessee shall have the right to have a representative present at all times during any such inspection by Assignee.

         3.       Transfer of Resident Trust Funds.

                  3.1 On or before the Transfer Date, Lessee shall deliver to Assignee a true, correct and complete accounting (properly audited and reconciled) of all security deposits, resident accounts and resident trust funds (collectively, the "Resident Trust Funds") and an inventory of all other residents' property, if any, held by Lessee on the Transfer Date for residents at each Facility. On the Transfer Date, Lessee shall transfer the Resident Trust Funds and any other residents' property at each Facility to Assignee and Assignee hereby agrees that it will accept such Resident Trust Funds and any other residents' property in trust for the residents, in accordance with applicable statutory and regulatory requirements.

                  3.2 Lessee will indemnify, defend and hold Assignee harmless from all liabilities, claims and demands, including reasonable attorneys' fees, in the event the amount of the Resident Trust Funds, or other residents' property, if any, transferred to Assignee do not represent the full amount of the Resident Trust Funds or other property shown to have been delivered to Lessee as custodian for the residents at the Facility or for claims which arise from actions or omissions of Lessee with respect to the Resident Trust Funds or other property prior to the Transfer Date. Assignee will indemnify, defend and hold Lessee harmless from all liabilities, claims and demands, including reasonable attorneys' fees, in the event a claim is made against Lessee by a resident for his/her Resident Trust Funds or property where such funds or property were properly calculated and transferred to Assignee pursuant to the terms hereof.

         4.       Employees.

                  4.1 Employment of Existing Employees. On the Transfer Date, Assignee shall, subject to the provisions of Section 4.2 below, have the right and option of offering to employ any or




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all of Lessee's employees that work at each Facility. Lessee shall terminate the employment of any employees at each Facility that Assignee does not elect to employ. In order to determine compliance with Section 4.2, below, Assignee shall advise Lessee in writing on or before ten (10) days prior to the Transfer Date of those employees of Lessee that Assignee has elected not to employ. Lessee shall remain liable for all Employee Liabilities (as herein defined) relating to all employees of Lessee at each Facility that accrue up to the Transfer Date. Assignee shall assume and be responsible for all Employee Liabilities with respect to all employees of Lessee at each Facility hired by Assignee that accrue on or after the Transfer Date. Without limiting the generality of the foregoing, Lessee shall remain liable from and after the Transfer Date for all obligations of Lessee, if any, to provide continuation of health insurance coverage in accordance with COBRA to those employees of Lessee not hired by Assignee and eligible to utilize COBRA as a result of the termination of their employment by Lessee as herein provided. As used herein, "Employee Liabilities" means wages, salaries, earned and accrued vacation, holiday and sick pay, all accrued paid days off and sick days, and earned or accrued bonuses, if any, due to employees at each Facility and health insurance, payroll and payroll taxes, unemployment and FICA expenses.

                  4.2 WARN Act. Anything in this Agreement to the contrary notwithstanding, Assignee shall employ such number of Lessee's employees at each Facility and shall retain for a period of ninety (90) days following the Closing Date such number of Lessee's employees at each Facility as shall be necessary to avoid any potential liability by Lessee for a violation of the Workers Adjustment Retraining and Notification Act (the "WARN Act") (or any similar law of the State of North Carolina or the State of Virginia) attendant to Lessee's failure to notify such employees of a "mass layoff" or "plant closing" as defined in the WARN Act (or any similar law of the State of North Carolina or the State of Virginia). For purposes of determining compliance by Assignee with the foregoing provisions, employees at each Facility terminated by Lessee during the period of ninety (90) days immediately prior to the Transfer Date for other than cause, retirement or voluntary departure, all of whom are listed in Exhibit D, shall be taken into consideration. Assignee shall indemnify Lessee from and against any liability for any WARN Act violations resulting from the aggregation of the terminations of employment by Lessee during the ninety (90) days immediately preceding the Transfer Date listed on Exhibit D with the terminations of employment of Lessee's employees at each Facility on or after the Transfer Date in violation of this Section 4.2. Nothing herein contained shall be deemed either to affect or to limit in any way the management prerogatives of Assignee with respect to employees, or to create or to grant to such employees any third party beneficiary rights or claims or causes of action of any kind or nature. In the event at the time of the execution of this Agreement, Exhibit D is not attached hereto, Lessee and Assignee agree that the provisions of this Section 4.2 shall nonetheless be effective and binding upon Lessee and Assignee provided that Exhibit D is delivered by Lessee to Assignee and is attached hereto on or before the Transfer Date.

         5.       Accounts Receivable.

                  5.1 Lessee shall retain its right, title and interest in and to all unpaid accounts receivable with respect to each Facility which relate to the period prior to the Transfer Date. On or before the Transfer Date, Lessee shall provide Assignee with a schedule setting forth by resident its outstanding accounts receivable as of the Transfer Date.



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                  5.2 Payments received by Assignee after the Transfer Date from third party payors and private pay residents which relate to periods prior to the Transfer Date, Assignee shall collect as Lessee's agent for the limited purpose of such collection. Assignor shall remit to Lessee the gross proceeds of such collection with thirty (30) days following the end of each month thereafter for a maximum of six (6) months. Lessee shall be responsible for collecting all receivables thereafter. Lessee and Assignor each agree to provide the other party with any information in its possession reasonably requested by such party with respect to accounts receivable and amounts received.

                  5.3 Lessee shall timely file or cause to be filed all cost reports required to be filed with respect to the purchase of services by Medicaid or Medicare prior to the Transfer Date and pay all amounts required thereunder for any periods prior to the Transfer Date. Lessee shall be entitled to receive any refund or other benefit which may result from the filing of said reports. Lessee shall remain liable for the refund of any overpayments made to Lessee prior to the Transfer Date for which payment is due to Medicaid or any other third party payor after the Transfer Date arising from services provided by Lessee at each Facility prior to the Transfer Date. After the Transfer Date, Assignee shall assist Lessee in any way reasonably necessary to complete such cost reports in a timely manner.

                  5.4 Each party hereto covenants and agrees to remit or forward, with reasonable promptness, to the other (i) any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the other or (ii) any notifications, mailings or other written communications (including such communications from Medicaid or Medicaid or other government payor) received by such party which pertain to the other party or such other party's operation of any Facility. It is understood and agreed that, in connection with the operation of the Facilities from and after the Transfer Date, Assignee will apply for and obtain its own provider account numbers for each Facility prior to the Transfer Date and shall not be entitled to use the Lessee's provider account number(s) for the Facilities, which shall remain the sole and exclusive property of Lessee.

        6.        Prorations; Liabilities.

                  6.1. Revenues and expenses pertaining to Assumed Contracts (as defined in Section 8), and real and personal property taxes attributable to each Facility shall be prorated between Lessee and Assignee as of the Transfer Date. In general, such prorations shall be made so as to reimburse Lessee for prepaid expense items and to charge Lessee for prepaid revenue items that are attributable to the period after the Transfer Date and to charge Lessee for expenses payable after the Transfer Date that are attributable to the period prior to the Transfer Date.

                  6.2. There shall be no proration of utility charges or any other payables or expenses attributable to each Facility as of the Transfer Date, it being the intent of the parties that the Lessee shall pay the bills therefore for the period prior to the Transfer Date and Lessors shall pay the bills therefore for the period on and after the Transfer Date. Utilities for each Facility will be cut off in Lessee's name on the last day prior to the Transfer Date and Lessee shall be entitled to the return of any deposit in respect thereof. Assignee shall be responsible for obtaining utility services in its name




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for the Facilities, ensuring that the same are available on the Transfer Date, and making any deposits necessary therefore prior to the Transfer Date. Lessee will notify its suppliers, other than the Assumed Contracts, that the cut off date for their provision of supplies or services to the Facilities will be the last day prior to the Transfer Date.

                  6.3. All prorations required hereunder shall be made on the basis of actual days elapsed in the relevant accounting or revenue period and shall be based on the most recent information available to Lessee. All amounts owing from one party hereto to the other party hereto that require adjustment after the Transfer Date shall be settled within thirty (30) days after the Transfer Date, or, in the event the information necessary for such adjustment is not available within said 30-day period, then as soon thereafter as practicable.

                  6.4. Notwithstanding the fact that the Transfer Date is the first day of a calendar month, there shall be no proration of and Lessee shall not be required to pay all or any portion of the monthly installment of rent which, by the terms of each Lease, is due on the first day of each calendar month. Assignee will be responsible for the monthly installment of rent, if any, due and payable on and as of the Transfer Date under the Leases.

          7.      Access to Records.

                  7.1 On the Transfer Date, Lessee shall deliver to Assignee all of the books and records for each Facility, including, but not limited to, resident medical and financial records and employee records for those employees of Lessee at each Facility hired by Assignee in accordance with Section 4.1 hereof. The turnover of records and information with respect to residents of each Facility which are in the possession of Lessee shall be subject to applicable legal requirements and rights governing the confidentiality of resident records, but Lessee shall cooperate with Assignee in facilitating requests to residents of each Facility to consent to the transfer to Assignee of such records and information.

                  7.2 After the Transfer Date, Assignee shall allow Lessee and its agents and representatives to have reasonable access to (upon reasonable prior notice and during normal business hours), and to make copies of, the books and records (including, subject to obtaining residents' or resident's authorized representative consent, medical records for pre-Transfer Date residents) and supporting material of each Facility relating to the period prior to the Transfer Date, to the extent reasonably necessary to enable Lessee (i) to investigate and defend malpractice, employee or other claims, (ii) to prepare work papers for financial reports, tax returns and cost reports, (iii) to answer any questions raised relating to patient billing with respect to the pre-Transfer Date period, (iv) to investigate any claims for overpayment made to Lessee, and (v) to verify accounts receivable collections due Lessee. Lessee shall be entitled to remove the originals of any records delivered to Assignee for purposes of litigation involving a resident or employee to whom such record relates, but only if an officer of or counsel for Lessee certifies that such original must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation, and if such is consistent with applicable law governing resident records. Any record so removed shall promptly be returned to Assignee following its use. For a period of six (6) months after the Transfer Date, Assignor shall allow Lessee and its agents and representatives shall have





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access to (upon reasonable prior notice and during normal business hours but not more than one (1) time in each calendar month) the cash receipts journals of each Facility and other records relating to cash receipts or other forms of payment received or collected in respect of each Facility from and after the Transfer Date for the purpose of verifying the allocation of cash receipts or other forms of payment in accordance with Section 5 hereof. Following its receipt of the final remittance of receivables from Assignor at the end of the six (6) month period as provided for in Section 5.2, above, Lessee shall have the one-time right, if it so elects, to have access to such cash receipts journals and other records of each Facility for the purpose of performing an audit, at Lessee's sole cost and expense, in order to verify Assignor's compliance with Section 5; provided that Lessee gives Assignor written notice of its election to perform such audit within fifteen (15) days after its receipt of such final remittance and thereafter promptly commences and diligently prosecutes such audit to completion. Assignor shall reasonably cooperate with Lessee in the performance of such audit.

                  7.3 Assignee agrees to maintain such books, records and other material comprising records of the operations of each Facility prior to the Transfer Date that have been received by Assignee from Lessee or otherwise, including, but not limited to, resident records and records of resident funds, to the extent required by law, but in no event less than three (3) years, and shall allow Lessee a reasonable opportunity not to exceed thirty (30) days to remove such documents, at Lessee's expense, at such time after such record retention period as may be required by law if Assignee shall decide to destroy or dispose of such documents. Assignee shall provide Lessee not less than forty-five (45) days, nor more than ninety (90) days, prior written notice of such destruction or disposal. If Lessee desires to obtain any such documents, it may do so by notifying Assignee in writing at any time prior to the scheduled date of destruction or disposal, in which event Assignee shall not destroy such documents and the parties shall promptly arrange for the delivery of such documents to Lessee, at Lessee's expense.

         8. Assumed/Declined Contracts. Effective as of the Transfer Date, Lessee shall transfer and assign to Assignee all of Lessee's interest in, and Assignee shall assume the obligations of Lessee under and agree to perform and be bound by all of the terms and conditions of, the following (collectively, the "Assumed Contracts"): (i) all admission policy agreements, patient's rights agreements and/or any other patient or resident tenancy or occupancy agreements (collectively the "Occupancy Agreements") with existing residents of each Facility (provided, however, that nothing herein shall prevent Assignee from asking existing residents or requiring newly admitted residents to sign new Occupancy Agreements with the Assignee) and (ii) all of the operating contracts and agreements with third parties for the sale, lease or provision of goods, services or equipment in connection with the operation of each Facility (collectively, the "Service Contracts") other than the Declined Contracts, if any (as hereinafter defined). Such assignment and assumption shall be made pursuant to an Assignment and Assumption Agreement in the form attached hereto as Exhibit E, to be executed on the Transfer Date by Lessee and Assignee. Lessee will cooperate with Assignee in obtaining any required consent, waiver or approval in connection with the assignment to and assumption by Assignee of Lessee's interests and obligations under the Assumed Contracts, but Lessee shall have no liability to Assignee for any damages incurred by Assignee as a result of its failure or inability to obtain any consent or waiver necessary to assume any Assumed Contract. Nothing herein shall be construed as imposing any liability on Assignee with respect to any





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obligations under (a) the Assumed Contracts which relate to the period prior to the Transfer Date even if the same are not payable until after the Transfer Date, it being specifically understood and agreed that Assignee's liability shall be limited to its acts and omissions thereunder from and after the Transfer Date or (b) the contracts and agreements specifically listed and described in Exhibit F hereto which Assignee has advised Lessee in writing prior to the Transfer Date it is not prepared to assume as of the Transfer Date (the "Declined Contracts"). Lessee will provide Assignee with copies of all Service Contracts for Assignee's inspection and approval prior to the Transfer Date. In the event that at the time of the execution of this Agreement Exhibit F is not attached hereto, Lessee and Assignee agree that the provisions of this Section 8 shall be effective and binding upon Lessee and Assignee provided that Exhibit F is delivered and accepted by Assignee and Lessee and attached hereto on or before the Transfer Date.

         9.       Mutual Releases.

                  9.1 Release by Lessee. Effective as of the Transfer Date, Lessee shall and does hereby release and forever discharge Assignee, its employees, agents and representatives from any and all liabilities or obligations, of whatever kind or nature, known or unknown, that Assignee, its agents, employees or representatives, has, had or may have to Lessee arising out of or based upon each Lease, or the use and occupancy of each Facility by Lessee, or its agents, employees and representatives, except with respect to (i) any breach of this Agreement by Assignee or (ii) any future performance of Assignee required by this Agreement or (iii) any claim for indemnification pursuant to Section 9.3., below.

                  9.2 Release by Assignee. Effective as of the Transfer Date, Assignee shall and does hereby release and forever discharge Lessee, its employees, agents and representatives, from any and all liabilities or obligations, of whatever kind or nature, known or unknown, that Lessee, or its agents, employees and representatives, has, had or may have to Assignee arising out of or based upon each Lease, or the use and occupancy of each Facility by Lessee, or its agents, employees and representatives, except with respect to (i) any breach of this Agreement by Lessee or (ii) any future performance of Lessee required by this Agreement or (iii) any claim for indemnification pursuant to
Section 9.3., below.

                  9.3 Claims by a Straddle Patient. Any claim by a resident relating to professional negligence or similar matters involving a resident of a Facility served prior to the Transfer Date and/or subsequent to the Transfer Date or any claims made by or for any third parties for personal injury or death occurring at a Facility will be the responsibility of either Assignee or Lessee in accordance with the following guidelines: (i) if it is a claim in which clearly the incident giving rise to liability arose during Lessee's use and occupancy of the Facility but prior to the Transfer Date, Lessee shall respond to, and will hold harmless and indemnify Assignee from and against, the claim and defense expenses; (ii) if it is a claim in which clearly the incident giving rise to liability arose subsequent to the Transfer Date, Assignee shall respond to, and will hold harmless and indemnify Assignee from and against, the claim and defense expenses; and (iii) in the event that the incident giving rise to liability as to time is not clear, Lessee and Assignee will jointly defend the claim and each will fully cooperate with the other in such defense. Once the claim is settled, closed or otherwise disposed of, if Assignee and Lessee cannot agree to the allocation of both indemnity and




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expenses, then the matter shall be submitted to binding arbitration in accordance with the rules and procedures of the American Arbitration
Association.

         10.      Representations, Warranties and Covenants.

                  10.1 Assignee hereby represents and warrants that it has all necessary power and authority to enter into this Agreement and to execute all documents and instruments referred to herein or contemplated hereby and all necessary action has been taken to authorize the individual executing this Agreement to do so, and this Agreement has been duly and validly executed and delivered by Assignee and is enforceable against Assignee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and general principles of equity.

                  10.2 Lessee hereby represents and warrants that it has all necessary power and authority to enter into this Agreement and to execute all documents and instruments referred to herein or contemplated hereby and to consummate the transaction provided for herein, and all necessary action has been taken to authorize the individual executing this Agreement to do so, and this Agreement has been duly and validly executed and delivered by Lessee and is enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and general principles of equity.

                  10.3 Assignee covenants and agrees that, as of the Transfer Date, (i) Assignee will have all licenses, permits and approvals required of Assignee by the State of North Carolina and the State of Virginia to operate each Facility as a fully licensed, adult care home facility, except to the extent that there has been a waiver of such compliance from the applicable governmental authorities having jurisdiction thereof and (ii) each Facility will be duly certified to participate, and does participate, in the Medicaid and/or Medicare programs, if any, available in each such state under valid Medicaid and/or Medicare contracts.

                  10.4 Lessee covenants and agrees that between the date hereof and the Transfer Date: (i) Lessee will provide all necessary information requested by Assignee for the preparation and filing of any and all necessary applications or notifications to any federal or state governmental authority having jurisdiction over a change in the operational control of each Facility, and any other information reasonably required to effect an orderly transfer of each Facility, (ii) Lessee shall use its reasonable best efforts to keep the business and organization of each Facility intact and to preserve for Assignee the goodwill of the suppliers, distributors, residents and others having business relations with Lessee with respect to each Facility; and (iii) except in the case of an emergency or if required by law, Lessee shall not move or solicit the move of any residents presently situated at either Facility.

                   10.5 Lessee represents and warrants that, except as otherwise provided in this Agreement, between the date hereof and the Transfer Date (i) Lessee will continue to carry on its business and activities relating to the Facilities in the substantially same manner as it did prior to the date hereof,
(ii) Lessee will continue to perform its obligations as Lessee under the Leases,
(iii) Lessee will not enter into any new contract or other agreement that will be an obligation affecting any Facility subsequent to the Transfer Date without the prior written consent of the Assignee, which




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consent shall not be unreasonably withheld, and (iv) Lessee will not dispose of any equipment, machinery, furnishings, fixtures or inventory, except in the ordinary course of business.

                  10.6 Lessee represents and warrants that, to the best of Lessee's knowledge, Lessee has permitted no liens or encumbrances (except for the current year's taxes to be prorated as of the Transfer Date) to be placed upon any of the Leased Property and that if any such lien or encumbrance is placed or permitted to be placed on any of the Leased Property between the date hereof and the Transfer Date, Lessee will cause the same to be removed prior to the Transfer Date. For purposes of this Section 10.6, the term "Lessee's Knowledge" shall be deemed to mean and be limited to the personal knowledge of the following officers or representatives of Lessee: Ken Raupauch, David Bolling, Charles Rinne, Dr. Charles Birkett, and Will Council, but shall in no event be deemed to include the personal knowledge of Guy S. Pierce, who was formerly employed by Lessee.

         11. Conditions to Close. In addition to the condition expressed in
Section 1.4 hereof, the obligations of Lessee and Assignee to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or prior to the Transfer Date or the dates designated elsewhere in this Agreement for the satisfaction of such conditions:

         (a) All of the representations and warranties of the parties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Transfer Date;

         (b) As of the Transfer Date, each party shall have performed its obligations hereunder and all documents to be made executed and/or delivered on the Transfer Date shall have been tendered;

         (c) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against any party hereto that would materially and adversely affect the ability of any party hereto to perform its obligations under this Agreement;

         (d) There shall exist no pending or threatened action, suit or proceeding with respect to any party hereto before or by any court or administrative agency (i) which seeks to restrain, suspend or prohibit resident admission(s) to a Facility, (ii) which seeks to impose a provisional license or the failure to comply with which could result in the imposition of a provisional license as to any Facility, or (iii) which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby;

         (e) Assignee and Lessee shall have obtained all consents, releases and approvals from all third parties from whom such consents, releases or approvals are necessary to consummate the transactions contemplated hereby, including without limitation, the case of Lessee, the consent of AmSouth Bank, and in the case of the Assignee, the consent of the lessors under the Leases and release of Lessee described in Section 1.2, above, and, if applicable or necessary, the holders of any mortgages on the Facilities;

         (f) Assignee shall have obtained all of the licenses, permits, approvals and certifications described in Section 10.3, above, necessary for the continued operation as an adult care home of each Facility to be turned over to it by Lessee pursuant to this Agreement; and

         (g) The termination of the Pierce Leases described in that certain Lease Termination Agreement and Operations Transfer Agreement of even date herewith by and among Assignee and certain of its affiliates, Diversicare Assisted Living Services NC, LLC and Advocat Inc. and the consummation of the transfer of operations, assignments, releases and other transactions described therein shall have been completed as contemplated and described in said Agreement.

         12. Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the parties hereunder may be terminated on or prior to the Transfer Date as follows:

         (a) By Lessee (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Assignee or Lessee; or (ii) in the event Assignee breach or violate any material provision of this Agreement or fail to perform any material covenant or agreement to be performed by Assignee under the terms of this Agreement, and Lessee has provided written notice thereof to Assignee giving reasonable specificity and Assignee have not cured same within a reasonable period of time and such breach is not waived by Lessee in writing.

         (b) By Assignee (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Assignee or Lessee; or (ii) in the event Lessee breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by Lessee under the terms of this Agreement and Assignee have provided written notice thereof to Lessee giving reasonable specificity and Lessee has not cured same within a reasonable period of time and such breach is not waived by Assignee in writing.

         (c) By Assignee or by Lessee if the Transfer Date hereunder shall not have taken place by September 1, 2002, or by such later date as shall be agreed upon by an appropriate amendment to this Agreement if the parties agree in writing to an extension, provided that a party shall not have the right to terminate under this Section 11 if the conditions precedent to such party's obligation to close have been fully satisfied and such party has failed or refused to close within a reasonable time after being requested in writing to close by the other party.

         13. Further Assurances. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder.

         14. Notices. All notices to be given by any party to this Agreement to the other party hereto shall be in writing, and shall be (a) given in person,
(b) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested or (c)sent by national overnight courier service, each addressed as follows:

         (a)    If to Assignee:             6752 Lake Brandt Road
                                            Summerfield, NC 27358
                                            Attn: Guy S. Pierce

         (b)    If to Lessee or Advocat:    277 Mallory Station Road
                                            Suite 130
                                            Franklin, TN 37067
                                            Attn: Charles Rinne

Any such notice personally delivered shall be deemed delivered when actually received, any such notice deposited in the United States mail, registered or certified, return receipt requested, with all postage prepaid, shall be deemed to have been given on the earlier of the date received or the date when delivery is first refused, and any notice deposited with an overnight courier service for deliver shall be deemed delivered on the business day following such deposit. Any party to whom notices are to be sent pursuant to this Agreement may from time to time change its address for further communications thereunder by giving notice in the manner prescribed herein to all other parties hereto.

         15. Payment of Expenses. Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction contemplated hereby, whether or not the transaction is consummated.

         16. Entire Agreement; Amendment; Waiver. This Agreement, together with the other agreements referred to herein, constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder.

         17. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto; provided that no assignment of the rights and interests of the Assignee hereunder shall be effective unless and until the intended assignee executes and delivers to Lessee on or before the Transfer Date a written assignment and assumption agreement, in form satisfactory to Lessee, whereby such intended assignee agrees to assume and be bound by all of the terms and provisions of this Agreement and the duties and obligations of the Assignee hereunder.

         18. No Joint Venture; Third Party Beneficiaries. Nothing contained herein shall be construed as forming a joint venture or partnership among Assignee and Advocat or Lessee with respect to the subject matter hereof. The parties hereto do not intend that any third party shall have any rights under this Agreement.

         19. Captions. The section headings contained herein are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

         20. Counterparts. This Agreement may be executed and delivered via facsimile and in one or more counterparts and all such counterparts taken together shall constitute a single original Agreement.

         21. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina.







                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

                                       DIVERSICARE ASSISTED LIVING
                                       SERVICES, INC.


                                       By: /s/ Charles Rinne
                                           --------------------------------
                                       Name: Charles Rinne
                                             ------------------------------
                                       Title: President
                                              -----------------------------


                                       /s/ Guy S. Pierce
                                       ------------------------------------
                                       Guy S. Pierce

                                    EXHIBIT A

                                     LEASES

1.       OAKREST MANOR
         1012 Justis Street
         Chesapeake, Virginia
         Lease And Option to Purchase dated April 28, 1999 by and between Pleasant Care Associates, LP, a Virginia Limited Partnership, as Lessor, and Diversicare Assisted Living Services, Inc., a Tennessee corporation, as Lessee, for the adult care facility known as Oakcrest Manor.

2.       VINTAGE INN
         Highway 17 N.
         Williamston, North Carolina
         Lease And Option to Purchase dated April 28, 1999 by and between Eakes Investment Company, LP, a North Carolina Limited Partnership, as Lessor, and Diversicare Assisted Living Services, Inc., a Tennessee corporation, as Lessee, for the adult care facility known as Vintage Inn.

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION OF LEASE

ASSIGNOR:   DIVERSICARE ASSISTED LIVING SERVICES, INC., a Tennessee corporation

ASSIGNEE:   GUY S. PIERCE

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment") is made and entered into as of _______________, 2002 by and between GUY S. PIERCE, an individual ("Assignee") and DIVERSICARE ASSISTED LIVING SERVICES, INC., a Tennessee corporation ("Assignor").

         For good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to that certain Lease Assignment and Operations Transfer Agreement dated as of March _____, 2002 by and among Assignor and Assignee and certain affiliates described herein (the "Agreement"), Assignor and Assignee hereby agree as follows:

         1. Assignment of Lease. Assignor hereby transfers, grants, conveys, assigns and sets over to Assignee, its successors and assigns, all of Assignor's right, title, and interest as Lessee in, to and that certain Lease With Option to Purchase described on Exhibit A attached hereto, and any and all amendments, modifications, restatements, renewals or replacements thereof or thereto, together with any and all rights to extend or renew and all other options or rights provided for therein (the "Lease"), for the benefit and use of the Assignee as and from the effective date hereof and during the term and interest of the Lessee therein. Reference is here made to the Lease for a full statement of their terms and conditions.

         2. Assumption by Assignee. Assignee hereby assumes, and does hereby covenant and agree with Assignor to fully and faithfully pay, perform, keep, observe, meet and discharge, from and after the effective date hereof, all of the duties, responsibilities, undertakings and obligations of the Lessee that accrue under the Lease from and after the effective date hereof, including, without limitation, the payment of rent, and Assignee agrees to be bound from the and after the effective date hereof by all of the terms, conditions, covenants and agreements of each Lease. Assignee hereby covenants and agrees that it will indemnify and hold and save harmless the Assignor from and against all liabilities, obligations, claims, demands, costs or expenses incurred or suffered by, or asserted against, Assignor as a result of or on account of the failure of Assignee to observe and perform any of the duties, responsibilities and obligations of the Lessee which shall accrue or arise under the Lease on and after the effective date hereof.

         3. No Change. It is understood and agreed by the parties hereto that this Assignment does not extend the terms of the Lease or change the consideration given therefor in any form. This instrument shall not have the effect of in any way modifying, amending, supplementing or abridging the Lease or any of its provisions as the same are now or may hereafter be in force and effect.

         4. Effective Date. This Assignment shall be effective as of 12:01 a.m., EST, on _____________________, 2002.

         6. Governing Law. This Assignment shall be interpreted, construed and governed according to the laws of the State of _____________________________.

         7. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the Assignor, and Assignee.


         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed to be effective as of the effective date stated herein.

                                       ASSIGNEE:


                                       ---------------------------------------
                                       GUY S. PIERCE



                                       ASSIGNOR:

                                       DIVERSICARE ASSISTED LIVING
                                       SERVICES, INC.


                                       By:
                                            ----------------------------------
                                       Its:
                                            ----------------------------------

                                    EXHIBIT C

                           BILL OF SALE AND ASSIGNMENT

ASSIGNOR:    DIVERSICARE ASSISTED LIVING SERVICES, INC., a Tennessee corporation liability company


ASSIGNEE:    GUY S. PIERCE


         THIS BILL OF SALE AND ASSIGNMENT ("Assignment") is made and entered into effective as of the ______ day of _________, 2002 by and between Guy S. Pierce, an individual ("Assignee) and Diversicare Assisted Living Services NC, LLC, a Tennessee corporation ("Assignor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Assignor and Assignee have entered into a certain Lease Assignment and Operations Transfer Agreement dated as of March __, 2002 (the "Agreement") pursuant to which Assignor has agreed to transfer and deliver to Assignee certain personal property used by Assignor in the operation of certain adult care home facilities and related properties (the "Facilities") described therein;

         NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, and pursuant to the Agreement, the parties hereto agree as follows:

         1. Sale and Assignment. Assignor hereby bargains, sells, conveys, assigns, transfers, and delivers to Assignee, its successors and assigns, forever, all right, title and interest of Assignor in and to the following property owned, leased, used or held by Assignor and located at or used in connection with, and necessary to the operation of, the Facility described on Exhibit A attached hereto (collectively the "Assets"):

                  (a) All furniture, furnishings, trade fixtures, fittings, computers, appliances, apparatus, equipment, machinery, tools, leasehold improvements and fixtures, and all other tangible personal property of every kind and description, together with all accessions, additions, attachments, accessories, appurtenances and replacements parts thereto and thereof (collectively, "Personal Property");

                  (b) All assignable warranties, surety agreements or guaranties (express or implied) issued in connection with or arising out of the purchase, construction, repair or replacement of any of the foregoing Personal Property, and all rights of Assignor which have accrued or may accrue thereunder;

                  (c) All inventories of consumable and disposable goods and supplies of every kind and description, including without limitation, raw materials, work in progress, stock in trade, finished goods, supplies, paper, food, cleaning materials, disposables, linens, office supplies, drugs and medical supplies (collectively, "Inventory");

                  (d) All resident, medical, clinical, personnel files and other records related to the Facility (including both hard and microfiche copies) and all books and records used in operating the Facility;

                  (e) All motor vehicles including, but not limited to, those vehicles listed on Exhibit A, attached hereto (collectively, the "Vehicles");

                  (f) All contract and leasehold rights and interests pursuant to contracts for purchase or lease of personal property, construction contracts, contracts for purchase, sale or lease of equipment, goods or services currently furnished or to be furnished in connection with the Facility and that are expressly assumed by Assignee pursuant to the Agreement;

                  (g) All trade names under or by which the Facility may be operated or known and all trademarks, trade names and goodwill related to the Facility or the operation of the business of the Facilities; and

                  (h) All books and records pertaining to the above described Assets, including the operations, policies and procedures manuals specific to the Facility, if any, as were in place at the Facility at the time the Facility was leased to Assignor by the owner thereof.

         2. Excluded Assets. The following items of property are expressly excluded from the transfer of the Assets provided for herein and for purposes of this Assignment are not, and shall not be deemed to be, a part of the "Assets" described herein: (i) any leased property that is the subject of a Declined Contract (as defined in Paragraph 8 of the Agreement, (ii) Assignor's wide area network and associated software provided on the Diversicare wide area network,
(iii) Assignor's continuous quality improvement program, manuals and materials, management information systems, policy, procedure and educational manuals and materials, and similar proprietary property of Assignor, and (iv) any rights in or to the use of the name "Advocat" or "Diversicare", or any derivative thereof. Anything herein to the contrary notwithstanding, Assignee shall be entitled to receive all operations, policies and procedures manuals specific to the Facility, if any, as were in place at the Facility at the time the Facility was leased to Assignor by the owner thereof.

         3. Rights Assigned. It is acknowledged that as to any Assets, or any part thereof, located at and used, held or maintained in connection with the operation of the Facility that are leased and not owned by Assignor, Assignor is not selling or conveying such Assets but is only assigning its rights, if any, in and to those Assets to Assignee and the term "Assets" includes, as to those items, the leasehold interest only of Assignor, together with any options to purchase any of said items and any additional or greater rights with respect to such items which Assignor may have the right to hereafter acquire.

         4. As Is/Where Is. The Assets hereby conveyed and assigned are being transferred to and accepted by Assignee "as-is" "where-is", without any warranty, express or implied, statutory or otherwise, and including without limitation any warranty as to condition, merchantability or fitness for a particular purpose, all of which warranties (both express and implied) Assignor hereby disclaims.

         5. Delivery of Documents; Further Assurances. Simultaneously with the execution of this Assignment, Assignor has caused to be delivered to Assignee all agreements, books, instruments, documents, records, invoices, manuals, warranties and other materials, records and documents evidencing or relating to the Assets transferred hereby. If additional records or documents evidencing or relating to the Assets are subsequently found or received by Assignor, Assignor will immediately forward them to Assignee. Assignor further agrees to cooperate with Assignee and to execute and deliver, or cause to be executed and delivered, any and all such further documents, instruments, materials or records, including motor vehicle certificates of title, as may be necessary or required or reasonably requested by Assignee in order to further perfect Assignee's right, title and interest in and to the Assets and to otherwise carry out the intent and purpose of this Assignment.

         6. Attorney-In-Fact. To assure the full effectiveness of this Assignment with respect to the Vehicles transferred hereby, Assignor hereby constitutes and appoints Assignee its true and lawful attorney, with full power of substitution, for Assignor and in its name and stead or otherwise, to demand or receive from time to time any and all of the Vehicles, to give receipts and releases for or in respect of the same or any part thereof, and from time to time to institute and prosecute in the name of Assignor or otherwise any and all proceedings at law, in equity or otherwise, which Assignee reasonably may deem proper, in order to collect, assert or enforce any claim, right or title of any kind of Assignee in or to the Vehicles and to defend or compromise any or all actions, suits or proceedings with respect to any of the Vehicles and in general, to do all acts and things in relation to the Vehicles as Assignee reasonably may deem desirable; Assignor declaring that the appointment made and the powers granted by this Assignment are coupled with an interest and are not and shall not be revocable by Assignor.

         7. Effective Date. This Assignment shall be effective as of 12:01 a.m., EST, on the ____ day of ________, 2002.

         8. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the Assignor and Assignee.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Instrument to be executed as of effective date stated herein.

                                       ASSIGNOR:

                                       DIVERSICARE ASSISTED LIVING
                                       SERVICES, INC.


                                       By:
                                            ----------------------------------
                                       Its:
                                            ----------------------------------



                                       ASSIGNEE:



                                       ---------------------------------------
                                       Guy S. Pierce

                                    EXHIBIT A

                                 MOTOR VEHICLES

                                    EXHIBIT D

                              TERMINATED EMPLOYEES



                                      NONE

                                    EXHIBIT E


                       ASSIGNMENT OF OCCUPANCY AGREEMENTS,
                 SECURITY AND OTHER DEPOSITS, SERVICE AGREEMENTS
                            AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT OF OCCUPANCY AGREEMENTS, SECURITY AND OTHER DEPOSITS, SERVICE AGREEMENTS AND ASSUMPTION AGREEMENT (the "Assignment") is made effective as of the ______ day of ________, 2002 by and between GUY S. PIERCE, an individual ("Assignee") and DIVERSICARE ASSISTED LIVING SERVICES, INC., a corporation ("Assignor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         Assignor and Assignee, and certain of their affiliates, have entered into a Lease Assignment and Operations Transfer Agreement dated as of March ___, 2002 (the "Agreement") pursuant to which Assignor will surrender, transfer and deliver to Assignee possession and control of certain real and personal property located in North Carolina for use and operation as adult care home facilities.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Agreement, the parties hereto agree as follows:

         1. Assignment. Assignor hereby assigns, transfers, sells, conveys and delivers to Assignee, its successors and assigns, forever, all right, title and interest of Assignor in and to the following assets (the "Assets"):

                  (i) All admissions policy agreements, patient's rights agreements and/or any other patient or resident tenancy or occupancy agreements (collectively, "Occupancy Agreements") with residents or patients covering rooms or units in the adult care home facility described on Exhibit A attached hereto (the "Facility"), and any and all security or other deposits and/or trust accounts related to the Occupancy Agreements (the "Accounts"); and

                  (ii) All operating contracts or agreements with third parties for the sale, lease or provisions of goods, services or equipment in connection with the use, enjoyment, occupancy or operation by Assignor of the Facility ("Service Agreements").

         2. Delivery and Receipt of Documents. Simultaneously with the execution of this Assignment, Assignor have delivered or caused to be delivered the originals or true, correct and complete copies of the Occupancy Agreements and the Service Agreements, and any modifications, renewals or extensions thereof, to the extent the same are available and in written form, together with appropriate documentation, evidencing the Accounts, the name of each resident and the amount held on his or her behalf hereby transferred, and all other agreements, instruments, ledgers, books of account or other records or documents relating to the Assets hereby assigned and transferred. If additional records or documents are found or received, Assignor will immediately forward them to Assignee.

         3. Assumption of Occupancy Agreements. Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Occupancy Agreements required to be performed on the part of Assignor which shall arise or accrue on or after the effective date hereof, including, but not limited to, the obligation to repay to residents, in accordance with the terms of such Occupancy Agreements, all Accounts, trust account deposits and any security deposits actually delivered by Assignor to and received by Assignee in accordance with the Agreement and required to be repaid by the terms of such Occupancy Agreements. In connection herewith, Assignee agrees to indemnify and save and hold harmless Assignor from any and all liabilities, obligations, claims, costs, expenses (including, without limitation, reasonable attorneys' fees) or causes of action existing in favor of or asserted by other parties to the Occupancy Agreement, or hereafter incurred or suffered by Assignor, arising out of or relating to Assignee's failure to perform any of the obligations of Assignor under the Occupancy Agreements on and after the effective date hereof or to repay any trust account or security deposits actually received by Assignee where required to do so. Nothing herein shall be construed so as to limit Assignee's rights under the Occupancy Agreements or at law or in equity to terminate such Occupancy Agreements, and Assignee shall not be liable to Assignors or any other party for such proper termination, nor shall anything herein prevent Assignee from asking residents to sign new Occupancy Agreements with Assignee.

         4. Assumption of Service Agreements. Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Service Agreements required to be performed on the part of Assignor which shall arise or accrue on and after the effective date hereof, and hereby agrees to indemnify, save and hold harmless Assignor from any and all liabilities, obligations, claims, costs, expenses (including, without limitation, reasonable attorneys' fees) or causes of action existing in favor of or asserted by other parties to the Service Agreements, or hereafter incurred or suffered by Assignor, arising out of or relating to Assignee's failure to perform any of the obligations of Assignor under the Service Agreements on and after the effective date hereof. Nothing herein shall be construed so as to limit Assignee's rights under the Service Agreements or at law or in equity to terminate such Service Agreements after the effective date hereof, and Assignee shall not be liable to Assignor or any other party for such proper termination.

         5. Indemnification by Assignor. Assignor hereby agrees to indemnify, save and hold harmless Assignee from and against all liabilities, obligations, claims, costs, expenses (including, without limitation, reasonable attorneys' fees) or causes of action existing in favor of or asserted by other parties to the Occupancy Agreements or the Services Agreements, or hereafter incurred or suffered by Assignee, arising out of or resulting from Assignor's failure to perform any of the obligations of Assignor under the Occupancy Agreements or the Service Agreements prior to the effective date hereof.

         6. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of Assignors and Assignee.

         7. Effective Date. This Assignment shall be effective as of 12:01 a.m., EST, on the _____ day of _________, 2002.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the effective date stated herein.

                                     ASSIGNOR:

                                     DIVERSICARE ASSISTED LIVING SERVICES, INC.


                                     By:
                                          ------------------------------------
                                     Its:
                                          ------------------------------------


                                     ASSIGNEE:


                                     -----------------------------------------
                                     Guy S. Pierce

                                    EXHIBIT A

            TO ASSIGNMENT OF OCCUPANCY AGREEMENTS, SECURITY AND OTHER
              DEPOSITS, SERVICE AGREEMENTS AND ASSUMPTION AGREEMENT

                            Adult Care Home Facility

                                    EXHIBIT F

                               DECLINED CONTRACTS



         Assignee has advised Assignor that Lessor does not intend to assume any of the Service Contracts applicable to the Facility.